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                                                                   EXHIBIT 3.1.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          TRANSATLANTIC HOLDINGS, INC.

                              -------------------
            Adopted in accordance with the provisions of Section 242
                  of the General Law of the State of Delaware
                               -------------------
    WE, ROBERT F. ORLICH, President and ELIZABETH M. TUCK, Secretary of TRANSATLANTIC HOLDINGS, INC., a corporation existing under the Laws of the State of Delaware, DO HEREBY CERTIFY under the seal of said corporation as follows:

    FIRST: The Certificate of Incorporation of said corporation, as amended, has been amended so that the first paragraph of ARTICLE FOUR thereof shall read in its entirety as follows:

          'FOURTH. The total number of shares of all classes of stock which the Company shall have authority to issue is 105,000,000 shares, of which 100,000,000 shares of the par value of $1.00 per share shall be designated as Common Stock and 5,000,000 shares of the par value of $1.00 per share shall be designated as Preferred Stock.

    SECOND; That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors of said corporation and by the affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the May 20, 1999 Annual Meeting of Shareholders duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

    THIRD: that the capital of the corporation will not be reduced under or by reason of said amendment.

    IN WITNESS WHEREOF, we have both signed this certificate and caused the corporate seal of the corporation to be hereunder affixed this 25th day of May, 1999.

                                          /s/ ROBERT F. ORLICH
                                          ....................................
                                          Robert F. Orlich
                                          President

ATTEST:

/s/ ELIZABETH M. TUCK
 ......................................
Elizabeth M. Tuck
Secretary